Exhibit 99.15

Johnson & Johnson Reports 2011 First-Quarter Results:

Sales of $16.2 Billion Increased 3.5% Versus 2010 First-Quarter; First Quarter EPS was $1.25
Excluding Special Items, 2011 First-Quarter EPS of $1.35 Increased 4.7%*

New Brunswick, NJ (April 19, 2011) – Johnson & Johnson today announced sales of $16.2 billion for the first quarter of 2011, an increase of 3.5% as compared to the first quarter of 2010.  Operational results increased 1.8% and the positive impact of currency was 1.7%.  Domestic sales declined 0.6%, while international sales increased 7.3%, reflecting operational growth of 4.1% and a positive currency impact of 3.2%.

Net earnings and diluted earnings per share for the first quarter of 2011 were $3.5 billion and $1.25, respectively.   First quarter 2011 net earnings included after-tax charges of $271 million representing expenses due to litigation and additional DePuy ASRTM Hip recall costs.  First quarter 2010 net earnings included an after-tax gain of $910 million representing the net impact of litigation matters. Excluding these special items, net earnings for the current quarter were $3.7 billion and diluted earnings per share were $1.35, representing increases of 3.6% and 4.7%, respectively, as compared to the same period in 2010.*

The Company increased its earnings guidance for full-year 2011 to $4.90 - $5.00 per share, reflecting both currency exchange rate changes and recent developments in the business.  The Company’s guidance excludes the impact of special items.

“Our pharmaceuticals business demonstrated strong growth this quarter led by the performance of recently launched products.   We delivered solid earnings while making the investments necessary to advance the robust pipelines across our businesses,” said William C. Weldon, Chairman and Chief Executive Officer.

“The innovations we are bringing to the market, the changes we are implementing in manufacturing and quality, and the dedication of the people of Johnson & Johnson, give us great confidence in the future growth prospects of our business,” said Weldon.

Worldwide Consumer sales of $3.7 billion for the first quarter represented a decrease of 2.2% versus the prior year consisting of an operational decline of 4.1% and a positive impact from currency of 1.9%. Domestic sales decreased 13.8%; international sales increased 5.9%, which reflected an operational increase of 2.6% and a positive currency impact of 3.3%.

Sales in U.S. over-the-counter medicines were significantly impacted by the suspension of manufacturing at the McNeil Consumer Healthcare facility in Fort Washington, Pa., as well as the impact on production volumes related to ongoing efforts to enhance quality and manufacturing systems. Positive contributors to operational results were international sales of over-the-counter medicines and nutritionals, baby care products, and international sales of oral care products.

During the quarter, McNeil–PPC, Inc. signed a Consent Decree with the U.S. Food and Drug Administration (FDA), which will govern certain McNeil Consumer Healthcare division manufacturing operations.  The Consent Decree allows McNeil to continue the work already initiated under a Comprehensive Action Plan, and identifies procedures that will help provide additional assurance of product quality to the FDA.

 Worldwide Pharmaceutical sales of $6.1 billion for the first quarter represented an increase of 7.5% versus the prior year with operational growth of 6.4% and a positive impact from currency of 1.1%. Domestic sales increased 5.8%; international sales increased 9.7%, which reflected an operational increase of 7.3% and a positive currency impact of 2.4%.

Sales results include the strong performance of recently launched products, including STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis; SIMPONI® (golimumab), a biologic approved to treat adults with moderate to severe rheumatoid arthritis, psoriatic arthritis, and ankylosing spondylitis; and INVEGA® SUSTENNATM (paliperidone palmitate) a once-monthly, long-acting, injectable atypical antipsychotic for the acute and maintenance treatment of schizophrenia in adults.

Several other products also contributed to the operational sales growth including REMICADE® (infliximab), a biologic approved for the treatment of a number of immune mediated inflammatory diseases; PREZISTA® (darunavir), a treatment for HIV; CAELYX®  (pegylated liposomal doxorubicin hydrochloride), a treatment for certain types of cancer; LEVAQUIN®  (levofloxacin), a treatment for bacterial infections; and international sales of RISPERDAL® CONSTA® (risperidone), a long-acting injectable for the management of Bipolar I Disorder and schizophrenia.

During the quarter, the European Commission approved XEPLION® (paliperidone palmitate), a once monthly, long-acting injectable, antipsychotic, for the treatment of schizophrenia. In addition, the Company completed its tender offer for Crucell N.V., a global biopharmaceutical company focused on the research & development, production and marketing of vaccines and antibodies against infectious disease worldwide. Crucell now operates as the center for vaccines within the Johnson & Johnson pharmaceuticals group.

In April, the Company announced it had reached an agreement with Merck to amend the distribution rights to REMICADE® (infliximab) and SIMPONI® (golimumab), which treat chronic inflammatory diseases such as rheumatoid arthritis.  The agreement concludes the arbitration proceeding initiated in 2009, requesting a ruling related to the distribution agreement following the announcement of the proposed merger between Merck and Schering-Plough.

Worldwide Medical Devices and Diagnostics sales of $6.4 billion for the first quarter represented an increase of 3.3% versus the prior year consisting of an operational increase of 1.3% and a positive currency impact of 2.0%. Domestic sales decreased 0.5%; international sales increased 6.6%, which reflected an operational increase of 3.0% and a positive currency impact of 3.6%.

Primary contributors to operational growth included Biosense Webster’s electrophysiology business; LifeScan’s blood glucose monitoring products; Vistakon’s disposable contact lenses; Ethicon’s surgical care products; Ethicon Endo-Surgery’s advanced sterilization products and international sales of minimally invasive products; and DePuy’s sports medicine and neurovascular business.

About Johnson & Johnson
Caring for the world, one person at a time…inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 115,000 employees at more than 250 Johnson & Johnson companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Net earnings and diluted earnings per share excluding special items are non-GAAP financial measures and should not be considered replacements for GAAP results. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the Investor Relations section of the Company’s website at www.investor.jnj.com.

NOTE TO INVESTORS

Johnson & Johnson will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the meeting for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, and sales of key products/franchises.  Additional information on Johnson & Johnson, including a pharmaceutical pipeline of selected compounds in late stage development and medical devices and diagnostics pipeline of selected products, can be found on the Company's website at www.jnj.com

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson.  Risks and uncertainties include, but are not limited to, general industry conditions and competition; economic factors, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; trends toward health care cost containment; and increased scrutiny of the healthcare industry by government agencies.  A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011.  Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson.  Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.)